Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Telix Pharmaceuticals Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to be Paid	Equity	Equity Incentive Plan Rules, Ordinary Shares, no par value(2)	Rules 457(c) and 457(h)	41,917,933	(3)	$12.17	(4)	$510,065,293.25	(4)	0.00015310	$78,091.00
Fees to be Paid	Equity	Telix Pharmaceuticals (US) Inc. Employee Stock Plan Purchase Rules, Ordinary Shares, no par value(2)	Rules 457(c) and 457(h)	1,351,000(5)		$13.68	(6)	$18,476,951.50	(6)	0.00015310	$2,828.82

	Total Offering Amounts							$528,542,244.75			$80,919.82
	Total Fees Previously Paid										—
	Total Fee Offsets										$34,251.83
	Net Fee Due										$46,667.99

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
These shares may be represented by the Registrant’s American Depositary Shares (the “ADSs”). Each ADS represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-282705), as amended, by Telix Pharmaceuticals Limited (the “Registrant”).

(3)	Consists of 41,917,933 ADSs, representing 41,917,933 ordinary shares issuable under the Registrant’s Equity Incentive Plan Rules (the “EIP”).

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on (a) $6.21, the weighted average exercise price per share of the 16,639,094 shares subject to outstanding share options under the EIP, at exercise prices ranging from $2.79 to $11.75 per share, and (b) $16.09, the average of the high and low sales prices of the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on December 13, 2024, divided by 1, the ordinary share-to-ADS-ratio, for the (x) 22,982,839 shares that remain issuable under the EIP for the three year period following shareholder approval at the Registrant's 2024 Annual General Meeting pursuant to Exception 13(b) to Listing Rule 7.1 of the Australian Securities Exchange, plus (y) 2,296,000 shares issuable upon exercise of outstanding share rights, rounded to the nearest cent. The weighted average exercise price of the outstanding share options and exercise price range are expressed in U.S. dollars based on an assumed exchange rate of A$1.00 to US$0.6367, which was the official exchange rate published by the Reserve Bank of Australia on December 13, 2024.

(5)	Consists of 1,351,000 ADSs, representing 1,351,000 ordinary shares issuable under the Telix Pharmaceuticals (US) Inc. Employee Stock Plan Purchase Rules.

(6)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, and based on 85% of $16.09, the average of the high and low sale prices of the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on December 13, 2024, divided by 1, the then ordinary share-to-ADS ratio. Pursuant to the Telix Pharmaceuticals (US) Inc. Employee Stock Purchase Plan Rules, the purchase price of the shares of ordinary shares reserved for issuance thereunder will be 85% of the fair market value of one ordinary share on the offering date or on the purchase date, whichever is lower.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or FilingType	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Telix Pharmaceuticals Limited	Form F-1	333-279471	5/17/2024	—	$34,251.83	(7)	Equity	Ordinary Shares, no par value	—	$232,058,500.00
Fee Offset Sources	Telix Pharmaceuticals Limited	Form F-1	333-279471	—	5/17/2024	—		—	—	—	—	$34,251.83	(7)

(7)
The Registrant previously paid a registration fee of $34,251.83 in connection with its Registration Statement on Form F-1, initially filed on May 17, 2024 and amended on June 5, 2024 (File No. 333-279471) (the “Form F-1”). The Form F-1 was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Form F-1 was withdrawn by the Registrant by filing a Form RW on June 14, 2024. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due in connection with this Registration Statement is offset by $34,251.83, representing the fee paid in connection with the Form F-1.